SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 22, 1999







                               Tridex Corporation
             (Exact name of registrant as specified in its charter)



       Connecticut                    1-5513                     06-0682273
(State or other jurisdiction      (Commission File            (I.R.S. Employer
    of incorporation)                 Number)                Identification No.)



       61 Wilton Road, Westport, CT                             06880
(Address of principal executive offices                      (Zip Code)



                                 (203) 226-1144
              (Registrant's telephone number, including area code)

Item 5.  Other Event


     On February 24, 1999, Tridex Corporation ("Tridex") announced that it has filed an Answer and Counterclaim in litigation with Paul J. Smith, who sold Progressive Software, Inc. to Tridex in April 1998. A copy of the press release, filed as Exhibit 99.1 to this report, is incorporated herein by reference.

                                    Exhibits


99.1     Press Release dated February 24, 1999

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TRIDEX CORPORATION




Date:  February 24, 1999                     By: /s/ Daniel A. Bergeron
                                             _________________________________
                                                  Daniel A. Bergeron
                                                  Vice President and
                                                  Chief Financial Officer

                                                                    Exhibit 99.1


                     Text of February 24, 1999 News Release:

             TRIDEX CORPORATION RESPONDS TO PAUL J. SMITH LITIGATION

Westport, CT - (Business Wire) - February 24, 1999 - On February 3, 1999, Tridex Corporation (Nasdaq National Market: TRDX) ("Tridex") announced that it is in litigation with Paul J. Smith, who sold Progressive Software, Inc. ("Progressive") to Tridex in April 1998. After months of post-closing negotiations, in which Tridex has sought a purchase price reduction, Mr. Smith instituted litigation by filing a complaint in January.

     On February 22, 1999, Tridex filed its answer to Mr. Smith's complaint, denied the substantive allegations in the complaint, and made counterclaims against Mr. Smith for violation of the anti-fraud provisions of federal and state securities laws and for fraudulent inducement and misrepresentation in connection with the sale of Progressive to Tridex by Mr. Smith. With the filing of the answer and counterclaims, Tridex also made a separate demand for arbitration under its stock purchase agreement with Mr. Smith. Tridex and independent third parties have recently evaluated Progressive's technology and operations and, on that basis, Tridex has reconfirmed its belief that Progressive's products and development expertise are industry leaders. However, Tridex has learned, since the April 1998 acquisition, information it alleges was purposely withheld by Mr. Smith, which shows that Progressive could not have achieved, without substantial injection of capital and staff expansion, the revenue and earnings growth projected within the time frame represented by Mr. Smith to Tridex.

     Tridex, through its Progressive Software and Ultimate Technology subsidiaries, is a leading provider of POS and back office enterprise resource management software, systems integration and related services for the food service and specialty retail markets. In 1996 Progressive received the Microsoft Retail Application Developer (RAD) Award for its back office food service software. Tridex's key customers are Starbucks, McDonald's, Steak n' Shake, Golden Corral, Lowe's Home Center, Ace Hardware, ARCO and Shoney's. Progressive and Ultimate have sold more than 115,000 units in North America, Europe and Asia.

     The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties, including, without limitation, the results of operations and other uncertainties detailed in Tridex's Securities and Exchange Commission filings.